As filed with the Securities and Exchange Commission on August 21, 1997
                                                      Registration No. _________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               INNOVA CORPORATION
             (Exact name of registrant as specified in its charter)


         WASHINGTON                              3663                                  91-1453311
(State or Other Jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer Identification No.)
Incorporation or Organization)       Classification Code Number)

                            Gateway North, Building 2
                             3325 South 116th Street
                         Seattle, Washington 98168-1974
                                 (206) 439-9121


          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                  -------------

                               Innova Corporation
                         1990 Stock Option Plan (Amended
                           and Restated July 31, 1992)

                                  -------------

            John M. Hemingway, Secretary and Chief Financial Officer
                            Gateway North, Building 2
                             3325 South 116th Street
                         Seattle, Washington 98168-1974
                                 (206) 439-9121

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  -------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
Title of Each Class of           Amount to be             Proposed Maximum                  Amount of Registration
Securities to Be Registered      Registered (1)           Aggregate Offering Price (2)      Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock                     2,043,005 shares         $10,354,915.25                    $3,137.85
======================================================================================================================


(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the Plan as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.

(2) Computed pursuant to Rules 457(c) and 457(h) based on (i) an aggregate offering price of $4,705,427 for the 1,733,444 shares issuable upon exercise of outstanding options granted under the Plan on or prior to the date hereof; and (ii) an offering price of $18.25 per share (the average of the high and low sales prices reported by the Nasdaq Stock Market on August 19, 1997) for the 309,561 shares issuable upon exercise of options to be granted under the Plan.


================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated in this Registration Statement by reference:

                    1. The Registration Statement on Form S-1 (Registration No. 333-29547) filed by the Registrant with the Securities and Exchange Commission on June 19, 1997, as amended, and the latest prospectus used in connection with the sale of the Common Stock registered thereby filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

                    2. The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A under Section 12(g) of the Exchange Act filed by the Registrant with the Securities and Exchange Commission on August 1, 1997.

          All documents filed by the Registrant with the Securities and Exchange Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

          Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

          Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article V,
Section 5.1, of the Registrant's Restated Articles of Incorporation and Article X, Section 10.2, of the Registrant's Amended and Restated Bylaws provide for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to one or more liability insurance policies maintained by the Registrant for such purpose. The Registrant currently maintains a policy of directors' and officers' liability insurance with an aggregate coverage limit of $5,000,000.

          Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 5.2 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.  EXHIBITS

  EXHIBIT
   NUMBER      DESCRIPTION

     5         Opinion of Graham & James LLP

     10.1 Innova Corporation 1990 Stock Option Plan (Amended and Restated July 31, 1992), as amended

     23.1      Consent of Graham & James LLP

     23.2      Consent of KPMG Peat Marwick LLP

     24        Powers of Attorney



ITEM 9.  UNDERTAKINGS

          (a)       The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 20, 1997.


                                         INNOVA CORPORATION



                                         By /s/ Jean-Francois Grenon
                                           -----------------------------------
                                         Jean-Francois Grenon
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

          Each person whose individual signature appears below hereby constitutes and appoints Jean-Francois Grenon and John M. Hemingway, and each of them severally, such person's true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.



        SIGNATURE                                        TITLE                                             DATE
        ---------                                        -----                                             ----
    /s/ Jean-Francois Grenon
--------------------------------------         President and Chief Executive                          August 20, 1997
Jean-Francois Grenon                           Officer (Principal Executive
                                               Officer) and Director

/s/ John M. Hemingway                          Chief Financial Officer (Principal                     August 20, 1997
--------------------------------------         Financial and Accounting Officer)
John M. Hemingway


/s/ V. Frank Mendicino
--------------------------------------         Chairman of the Board                                  August 18, 1997
V. Frank Mendicino


/s/ Paul S. Bachow
--------------------------------------         Director                                               August 19, 1997
Paul S. Bachow

             Signature                          Title                                                      Date
             ---------                          -----                                                      ----
    /s/ Frances N. Janis
--------------------------------------         Director                                               August 20, 1997
Frances N. Janis

/s/ Harold O. Shattuck
--------------------------------------         Director                                               August 18, 1997
Harold O. Shattuck

/s/ Bernard D. Tarr, Jr.
--------------------------------------         Director                                               August 20, 1997
Bernard D. Tarr, Jr.

                                  EXHIBIT INDEX


 EXHIBIT                                                                           SEQUENTIALLY
  NUMBER       DESCRIPTION                                                          NUMBERED PAGE
     5         Opinion of Graham & James LLP

     10.1      Innova Corporation 1990 Stock Option Plan (Amended and Restated
               July 31, 1992), as amended (incorporated by reference from
               Exhibit 10.1 to the Registration Statement on Form S-1
               (Registration No. 333-29547) filed by the Registrant with the Securities and Exchange Commission on June 19, 1997)

     23.1      Consent of Graham & James LLP (included in Exhibit 5)

     23.2      Consent of KPMG Peat Marwick LLP

     24        Powers of Attorney (included on signature pages)